Exhibit 14.1

Cyber Digital, Inc. ("CYBD")
Corporate policies

Code of Conduct - Policy 1
  Key Requirements
  Conduct CYBD's business with honesty and integrity and in a professional manner that protects CYBD's public image and reputation.
  Build relationships with customers, vendors and fellow employees based on trust and treat every individual with respect and dignity in the conduct of CYBD's business.
  Become familiar with and comply with legal requirements and CYBD's policies and procedures.
  Avoid any activities that could involve or lead to involvement in any unlawful practice or any harm to CYBD's reputation or image.
  Avoid actual or potential conflicts of interest with CYBD, or the appearance thereof, in all transactions.
  Why do we have this policy?

  CYBD is committed to high standards of business conduct. It is vital to the reputation and financial success of CYBD that CYBD conduct its business with honesty and integrity and in compliance with all applicable legal and regulatory requirements.

  Purpose and Application

1. Purpose

This Code of Conduct sets out the fundamental standards to be followed by employees in their everyday actions on behalf of CYBD and seeks to promote honest and ethical conduct. Further guidance on CYBD's standards in specific areas will be provided through related corporate policies and guidelines.

2. Scope

This policy applies to all employees, officers and directors of CYBD and its subsidiaries.

3. Responsibility

    All CYBD employees must hold these standards in the conduct of CYBD business and CYBD must handle, in a manner consistent with these standards and related policies, all actual and apparent conflicts of interest between personal and professional relationships and all other matters governed by this code and such related policies. If a decision about a particular action is not covered specifically by this Code or related corporate policies, employees are required to seek guidance from their manager or appropriate internal resources, such as Human Resources.

    Failure by any employee to comply with this or any CYBD policy will subject employees, including supervisors who ignore prohibited conduct, or have knowledge of the conduct and fail to correct it, to disciplinary action up to and including separation from employment with CYBD.

    When in doubt as to the correct action to take, ask the following question. "Would I feel comfortable in explaining this action to my family or close friends or seeing action reported on the front page of the local newspaper?" CYBD is best served when each employee's answer to this question is an unqualified, "Yes."

    Manager's Basic Duties

Senior management should be a role-model for these standards by visibly demonstration support and by regularly encouraging adherence by managers. Managers should ensure all their employees receive guidance, training and communication on ethical behavior and legal compliance relevant to their duties for CYBD.

4. Communication of Issues

    Provide accurate and reliable information in records submitted, safeguard CYBD's confidential information, and respect the confidential information of other parties with whom CYBD does business or competes.
    Promptly report to CYBD any violations of law or ethical principles or CYBD policies that come to the employee's attention, and cooperate fully in any audit, enquiry, review or investigation by CYBD.
    Provide CYBD's External Auditor with access to all times CYBD's records and accounts (in whatever form they are held) and provide additional information as requested by the External Auditor.

5. Loans

    Executive officers and directors may not obtain loans from CYBD.
    Any loan to any other employee of CYBD must be approved by an executive officer of the Board of CYBD.

Acceptance of Entertainment and Gifts - Policy 2
  Key Requirements
  CYBD's reputation and the respect of those with whom it deals are among its most vital assets. These assets must not be jeopardized by acceptance of any entertainment, gift or other favor intended to or perceived by others to influence the business judgment of the recipient.
  Adherence to high standards of ethical conduct, integrity and legal compliance (See also Code of Conduct, Policy 1);
  Avoidance of conflicts of interests and the perception of impropriety (See also Conflicts of Interest, Policy 6).
  Why do we have this policy?

  CYBD is committed to high standards of business conduct. Inappropriate entertainment and gifts can create conflicts of interest or at least the appearance that employees' business judgments in decisions on behalf of CYBD are being improperly influenced by what they received from third parties. This can harm CYBD's good reputation and its relationships with external parties.

  Purpose and Application

1. Purpose

This policy provides the standards and limitations governing the acceptance of entertainment and gifts from any person, organization or agency related to, or associated with, CYBD's business activities.

2. Scope

This policy applies to all employees, officers and directors of CYBD and its subsidiaries.

Specific Requirements

3. Responsibility

    Responsibilities & Accountability

    All CYBD employees are responsible for compliance with this policy.

    Manager's Basic Duties

Senior Management of CYBD, in all sectors, functions and regions are ultimately responsible for ensuring that this policy is communicated to all their employees and that their employees comply with this policy.

4. Entertainment

While it is not practical to describe every circumstance that might lead an employee into conflict with the aims and interests of CYBD, the following examples should act as a guide. If you are in doubt, disclose the situation to your supervisor or manager and seek appropriate guidance.

    Employees may accept entertainment when it is:
    Lawful and ethical;
    Occasional;
    Customary and reasonable in value; and
    In support of CYBD's business and not just for the employee's well being or use.
    Costs of travel and overnight accommodation should NOT be accepted, as these are not considered entertainment.
    In other cases, for example the cost of a meal or a ticket for a sports event, it is recommended that you apply the "New York Times" test: if a friend, colleague or third party were to read in the New York Times or another newspaper that you had accepted this entertainment, would you be embarrassed and concerned that the reader might suspect that your business judgment could have been influenced? If so, you should not accept the entertainment.

5. Gifts

    Employees may accept gifts of nominal value (e.g., pens, mugs, calendars, etc.) when such gifts are:
    Infrequent; and
    Customary in a business relationship

5.2 Gifts of greater than nominal value should be politely declined and returned to the sender in a timely manner. In the rare circumstance where it would be awkward to return such a gift, the gift should be handed over the Human Resources for appropriate disposition.
    Employees may accept frequent flyer miles awarded by airlines for business travel for CYBD, provided that the travel option is in accordance with the corporate travel policy and is solely based on the best interest of CYBD in terms of cost, timing and good procurement practices.
    Mangers have the discretion to establish stricter limitations than those set forth in this policy.
    Except as permitted under section 4 and 5 above, employees (and members of their immediate family) must not accept or solicit, directly or indirectly, from any vendor or supplier of CYBD, current or potential, any entertainment or gifts, including, but not limited to:
    Vacations;
    Cash payments;
    Cash equivalents (e.g., gift certificates or checks);
    Services; and
    Loans (except as private individuals from banks or other financial institutions); or

6. Communication of Issues

    If an employee has any doubt about whether it is appropriate to accept entertainment or a gift, you must promptly disclose the situation to your supervisor or manager and seek appropriate guidance before taking any action. Generally, by receiving clearance from your supervisor or manager, you should be protected from charges of violating and from any appearance of impropriety.

Conflicts of Interest - Policy 3
  Key Requirements
  CYBD expects all its employees to be free from actual or potential conflicts of interest when dealing with other persons or business entities on behalf of CYBD.
  While CYBD desires that its employees be free to make personal investments and enjoy social relations and normal business relationships, they must not have any personal interests that conflicts with those of CYBD, or which might influence or appear to influence their judgment or actions in performing their corporate duties.
  The key to addressing any conflicts of interest is full disclosure. Often, with prior disclosure, a potential conflict may be resolved.
  Why do we have this policy?

  CYBD is committed to high standards of business conduct. It is vital to the reputation and financial success of CYBD that it conducts its business with honesty and integrity, ensuring avoidance of situations where conflicts of interest might arise.

  Purpose and Application

1. Purpose

A conflict of interest occurs whenever an employee permits the prospect of direct or indirect personal gain to influence his or her judgment or actions in the conduct of corporate business. This policy establishes requirements for employees to avoid actual or perceived conflict of interest with CYBD's interest.

2. Scope

This policy applies to all employees, officers and directors of CYBD and its subsidiaries.

3. Responsibility

    Responsibilities and Accountability

    All covered individuals are responsible for compliance with this policy.

    Manager's Basic Duties

Senior Management of CYBD are ultimately responsible for ensuring this policy is communicated to all their employees and the employees comply with this policy.

4. Areas of Conflict

While it is not practical to describe every circumstance that might lead an employee into conflict with the aims and interests of CYBD, the following examples highlight areas in which conflicts may arise. In other cases, employees should seek guidance from their managers or Human Resources department. In order to be role models for this policy, certain designated groups may be subject to stricter limitations than those that apply to employees generally.

    The holding by an employee or any member of his or her family of any substantial financial interest in any enterprise which engages competitively in any field of activity engaged in by CYBD or which has, or is seeking, business dealings (e.g. as suppliers or customers) with CYBD without the written approval described in Section 5 below. Interests of less than $5,000 in such an enterprise are exempted. In addition, interests which, regardless of value, amount to less than 0.1% of a publicly traded company are also exempted.
    Acting as a director, officer, employee, consultant, advisor or in any other capacity for any business or other organization with which CYBD currently (or potentially) has a competitive or business relationship without the written approval as described in Section 5 below.
    Engaging in any outside activity with an individual, business or organization which currently (or potential) has a competitive or business relationship with CYBD where such activity is likely to decrease the impartiality, judgment, effectiveness, or productivity expected from such employee in his or her job without written approval as described in Section 5 below.
    Acceptance, directly or indirectly, from an individual, business or organization which currently (or potentially) has a competitive or business relationship with CYBD by an employee or any member of an employee's immediate family of any vacations, cash, cash equivalents. Service, payments, loans, discount, gifts, or entertainment except as provided in the CYBD policy on Acceptance of Entertainment and Gifts, Policy 2.
    Knowingly competing with CYBD in the purchase or sale of any kind of property - tangible or intangible; or diversion from CYBD, for the employee's own direct or indirect benefit, of a business opportunity in which CYBD has, or is likely to have, an interest.

5. Communication of Issues

    If any employee has any doubt about whether a conflict of interest exists, the employee must promptly disclose the situation to their supervisor or manager and seek appropriate guidance before taking any action. This includes situations where members of the employee's immediate family hold or assume positions in any business or other organization which may cause the employee to have a conflict with the aims and interests of CYBD.
    If there is any question or concern regarding a potential conflict of interest, prior review and written approval should be obtained from an employee's manager.

Company Assets and Proprietary Information - Policy 4
  Purpose

  Among CYBD's most valuable assets are its physical and intangible assets and proprietary information. Considerable proprietary and other information ("confidential information") may be known to employees as part of their job or through CYBD's aim to keep employees well informed. The purpose of this policy is to establish requirements for safeguarding such assets and confidential information.

  Scope

  This policy applies to all employees, officers and directors of CYBD and its subsidiaries.

  Policy
    Maintenance of Confidential Information
      Employees are bound not to disclose confidential information to persons outside CYBD without the express permission of their manager.
      Wherever practicable, disclosure to third parties (e.g., government agencies, joint venture partners, suppliers, investment bankers, contractors and consultants, etc.) should be preceded by execution by the recipient of an appropriate confidentiality agreement,
      Each employee must execute an Agreement to Conditions of Employment prior to joining CYBD. Every employee who handles confidential information is responsible for its safekeeping as detailed in the Agreement to Conditions of Employment. Employees must use confidential information only for the purposes of and during the period of their employment. All confidential information must be returned to CYBD on cessation of employment pursuant to the Agreement to Conditions of Employment.
      All CYBD information is considered proprietary - that is, owned by CYBD- and unless approved for external release, must be safeguarded.
      The responsibility of employees to handle confidential and proprietary information as described in this policy survives termination of employment with CYBD.
    Protection of Business Assets
      Employees are responsible for the security, authorized access to and proper use of CYBD's physical and non-physical assets under their control and for third parties' assets in their care. Physical assets include equipment, inventory, money, data, documents and office supplies.
      Use by an employee of CYBD physical assets, personnel or confidential information for other business or personal activities from which the employee (or others connected with the employee) might materially benefit is forbidden.
      Any employee who has knowledge of the misuse, misappropriation or alteration or destruction of a CYBD asset shall convey such knowledge to his or her manager, internal audit or Human Resources department.
  Responsibility
    All CYBD senior management, managers and employees are to comply with this policy.

  Definitions
    Confidential Information: The term "confidential information" includes but is not limited to the price sensitive information; financial information; trade secrets such as know-how, formula and processes; research and development information; inventions; product designs, source codes and software; marketing strategy and plans; contractual information (including pending deals); customers, supplier lists and information; prices and costs; unannounced products and developments; regulatory data; filing dates; and approval and launch dates; and "confidential information" as detailed in the Agreement to Conditions of Employment. All confidential information learned concerning CYBD, its customers or any other company with which CYBD has a business or commercial relationship must be maintained confidentially, except when disclosure is authorized or legally required.

External Communications to Investors and Media;

External Speaking Engagements and Publications - Policy 5
  Purpose

  The reputation of CYBD amongst its key audiences is vital to the organization's business success. In an age where information about a company flows instantaneously and globally, it is critical that CYBD's communications with external audiences are managed in a coordinated way via appointed spokespeople (either communications/IR specialists or CYBD executives) and that CYBD's messages are not only consistent but aligned with its policies and needs. CYBD's key audiences are closely inter-linked, with the media acting as a conduit to all of them. In the interests of the reputation of CYBD and shareholder confidence, it is important that the information we issue externally is accurate, consistent and timely.

  Scope

  This policy applies to all employees, officers and directors of CYBD and its subsidiaries.

  Policy

  As an over-riding principle, no employees in the organization should communicate externally about CYBD's prospects, performance and policies, or disclose Insider Information, without appropriate authority. (See also Buying and Selling CYBD Shares - Policy 9) and CYBD assets and Proprietary Information Policy 4). Specifically, they should not make sales or profits forecasts, nor predict product and regulatory approvals or launch dates or communicate information, which is not already in the public domain (unless they have prior approval from communications/IR specialists or CYBD executives.) As further overriding principle, all disclosure in reports and documents that CYBD publicly releases and/or files or submits to appropriate authorities must be full, fair, accurate, timely and understandable.

    Investor Relations
      Communication with the Investment Community - Spokespersons

      The Investor Relations function is responsible for CYBD's dissemination of information to financial analysts and institutions. Other than the Chairman, CEO, President, Chief Financial Officer or and Investor Relations executive, no other CYBD personnel may speak to the investment community for CYBD without prior approval by the Chief Financial Officer.

      Presentations to the Investment Community

    All invitations to present to the investment community should be directed to the Chief Financial Officer, to be considered in the context of the overall Investor Relation program. Once agreed, all presentations will be managed and attended by Investor Relations personnel.

    Communication with the Media

    It is CYBD's policy to manage its relation with the media in an open and pragmatic way. CYBD will be responsive to the legitimate interests of the media. It will also be proactive in disseminating information about CYBD, its policies and products when it is judged to be in the best interests of the business by corporate management.

      Spokespersons

      CYBD executives undertake communications with the media. In general corporate issues, i.e. those affecting, or with the potential to affect, the reputation of CYBD as a whole or to affect the share price should be managed/handled by CYBD executives.

      Media Calls

      All requests from the media should be recorded accurately and passed on immediately to Chief Financial Officer or Investor Relations executive. This includes formal requests for interviews as well as inquiries, and includes all media - TV/radio, newspapers, magazines, local/national and trade media and Internet sites. These executives will either respond on CYBD's behalf, or assist in identifying the appropriate person from CYBD to handle the response.

      Spokespersons - Senior Management

    It is often appropriate and in CYBD's interest to provide spokespeople from the line management of CYBD. This should be undertaken with the advice of CYBD executives, who would review the necessary preparation and materials as well as attending the subsequent interviews.

    What to Communicate?

CYBD executives must communicate on matters likely to be important to CYBD and likely to come to public notice, including:
    Introduction, withdrawal, acquisition or sale of products or the acquisition or sale of businesses;
    Major personnel changes, operating procedures, organization, products or policy involving or affecting CYBD;
    Public statements, publications or coverage relating to government actions or investigations affecting CYBD; and
    Litigation issues.
    External Speaking Engagements and Publications

External speaking engagements are discouraged unless there is a clear benefit to CYBD, and employees should obtain permission from CYBD executives before accepting an external speaking engagement,

In addition, to protect CYBD proprietary information and ensure that external communications conform to CYBD standards of accuracy, content, and style:
    All invitations for external speaking engagements that involve CYBD's corporate position, policies or products with the potential to impact the corporate reputation should be referred to the Chief Financial Officer. (See also Conflicts of Interest Policy 3 regarding potential conflicts of interest when dealing with outside entities.)
    All invitations for external speaking engagements that are routine invitations/ submissions such as non-confidential manuscripts for technical journals or presentations to specialists meetings shall be pre-approved by the Chief Technical Officer,
    Proposed disclosures and announcements about significant new CYBD business ventures, including joint ventures with other companies, should be referred to CYBD executives.
  Responsibility

  Senior management of CYBD is ultimately responsible for ensuring compliance with this policy. All employees involved in any external communications are responsible for complying with this policy.

  Definitions
    Insider Information: refers to hard facts about CYBD or its business or other companies with which CYBD is doing business or negotiating that are not generally known to the public but would likely, if known generally, to affect the share price of CYBD or those other companies. It does not matter how an individual came to posses such information - whether in his job or from a colleague or friend. Such information may included (but is not limited to):
    Financial forecasts and financial results before their announcement;
    Dividend information, including changes in dividend policy;
    Acquisitions and disposals;
    Major restructuring programs;
    Capital structure changes, including redemption of securities;
    Changes to the Board of Directors or other managerial positions;
    Significant product news; including discoveries, regulatory approvals and licensing deals; and
    Significant potential litigation.

Political Contributions - Policy 6

  Purpose

  As a business incorporated in the United States, CYBD must not make any donations to political organizations in the United States as well as to any political parties anywhere in the world. Because political donations can affect corporate reputation, this policy is intended to protect and enhance CYBD's corporate reputation.

  Scope

  This policy applies to all employees and officers of CYBD and its subsidiaries.

  Policy
    Covered individuals must not make any donations to political parties anywhere in the world.
    CYBD's policy "Preventing Corrupt Practices and Maintaining Standards of Documentation" (Policy 7) which incorporates the requirements of the U.S. Foreign Corrupt Practices Act and the OECD Convention on Combating Bribery of Foreign Public Official in International Business Transactions shall be strictly adhered to.

Preventing Corrupt Practices and Maintaining Standards of Documentation - Policy 7

  Purpose

To ensure that:

  All CYBD dealings with third parties, particularly governments and government personnel are carried out in compliance with all relevant laws and regulations, including the U.S. Foreign Corrupt Practices Act, the Sarbanes-Oxley Act and with the standards of integrity required for all CYBD business (see Policy 1 - Code of Conduct)
  The books and records of CYBD and all its operating units and affiliates are accurate and sufficiently clear, detailed and timely, to record the true nature of CYBD's business, its transactions and liabilities.

  Scope

  This policy applies to all employees, officers and directors of CYBD and its subsidiaries.

  Policy

    Preventing Corrupt Practices

      No payment or inducements may be made, offer, or authorized to political candidates, legislators, political parties, and party officials, or government officials or employees, whether local or national, including officials and employees of government owned enterprises and of public international organizations. This prohibition also applies to CYBD dealings with employees or agents of companies or organizations in the private sector. Similarly, no payments may be made to any person to accomplish indirectly any payment or inducement, which is prohibited by the preceding sentence. In this context, "payments" refer to anything of value, including gifts, money, services and employment offers.
    Standards of Documentation
      No disclosed or unrecorded fund or asset shall be established for any purpose.
      No payment shall be approved or made with the intention or understanding that any part of such payment is to be used for any purpose other than that described by the documents supporting the payment.
      No false, artificial, intentionally misleading or incomplete entry shall be made, or data established for any reason, and no employee shall engage in any arrangement that results in the creation of such entry or data.
      The standards set out in Section 3.2.3 above shall also apply to oral or written explanation to company auditors and investigators, and government or court officials or others having legitimate grounds to request responses and explanations.
      Payment for services should usually be made in the country in which the services were performed and to the person performing the services. Reasons for exceptions to this practice should be supported by legal and business considerations and fully documented. Possible reasons include remuneration of expatriate personnel or payment to a party when the party performing the service is outside the country or has its center of operations elsewhere. All such arrangements that vary from the usual practice must first be approved by the Chief Financial Officer.
      Employees having custody of books and records shall be responsible for their security and ensure that no improper or unauthorized alterations or disclosure occur.
      Employees should not conceal any financial or bookkeeping irregularity and shall cooperate completely and forthrightly with CYBD's internal and independent auditors.
      Any employee having information or knowledge of any unrecorded fund or asset or any prohibited act shall promptly report such matter to the Chairman, CEO, President or the Chief Financial Officer.
  Responsibility

Senior management of CYBD shall be responsible for enforcing compliance with this policy, including ensuring that employees responsible to them are aware of this policy and the need for compliance.

Risk Management and Legal Compliance - Policy 8

  Purpose

  CYBD is committed to high standards of business conduct (See Code of Conduct - Policy 1) and to good risk management, to protect CYBD's assets, safeguard shareholder investment and ensure compliance with applicable legal requirements. This policy is intended to provide an integrated and effective system of internal controls for risk management and legal compliance within CYBD across all operations.

  Scope

  This policy applies to all CYBD managers.

  Policy
    General

    All managers have responsibility and accountability for managing the risks arising in their areas of responsibility. The focus of this policy is on risks of failing to comply with legal requirements (e.g. quality requirements in manufacturing, or anti-competitive laws in sales and marketing); and financial, operational and reputational risks which could be significant to CYBD (e.g. a recall or supply failure of a major electronic component). These are referred to collectively as "Significant Risks."

    Process

    Each manager, a director, or the head of a department must periodically review the risks facing their business. This review should include identifying all Significant Risks. Each manager must then implement and effective system of internal controls to manage those risks, including most importantly designating responsibilities, and providing for upward communication of any significant issues that arise (e.g. a compliance failure). See Section 3.4. The process followed should be rigorous and pragmatic, but non-bureaucratic.

    Internal Control Framework

    While line management has responsibility for implementing effective internal controls for risk management and legal compliance, CYBD has also established an Internal Control Framework to ensure that Significant Risks are reviewed and monitored and that specific issues and incidents (e.g. a compliance failure) are followed up and corrected. This framework includes the following elements:

      Audit Committee

      The CYBD Board of Directors has established that CYBD executives shall assist the Audit Committee in its review of Significant Risks inherent in the business and of the system of internal control necessary to manage, monitor and mitigate such risks appropriately.

      Business Risk Management Committee

      Specified business divisions (research and development, manufacturing, services and any other division designated by the CEO) must establish a high-level Risk Management Committee (RMC), to oversee and ensure implementation of internal controls for risk management and legal compliance, and to provide regular reports to the Audit Committee on the performance of such controls, together with specific issues that arise. The RMC may be a part of CYBD senior management team. Each RMC should meet and report at least semi-annually.

      Compliance and Control Responsibilities

    A number of functions in CYBD have risk management, compliance, or control responsibilities. Examples include Regulatory Compliance, Quality Assurance, Environment Health and Safety, Legal and Internal Audit. The role of RMC includes establishing standards, procedures and policies, providing advice and conducting audits and investigations.

    In addition, the CYBD Board of Directors has established, under the direction of the Chief Executive Officer, a Corporate Ethics & Compliance (CEC) program that is responsible for providing oversight and guidance to ensure compliance with applicable laws, regulations and company policies, as well as adherence to high standards of ethical conduct and to doing business with honesty and integrity.

    Communication

  It is critical to an effective system of internal control that specific issues are promptly communicated and followed up appropriately. Communication will typically be through line management and/or functional groups, but should also be directed through the Internal Control Framework if necessary or required under 3.3.2.

  If the issue involves Legal Risk (e.g. a potential violation of legal requirements or litigation exposure), the FIRST STEP should be to seek advice from CYBD's General Counsel. In an emergency, consultation with counsel should not delay immediate corrective or crisis management action.

  Responsibility

  All CYBD senior management and managers are responsible for compliance with this policy.

  Definitions
    Significant Risk: As defined in paragraph 3.1, a risk of failing to comply with legal requirements (e.g. quality requirements in manufacturing, or anti-competitive laws in sales and marketing); and financial, operational and compliance risks which could be significant to CYBD (e.g. a recall or supply failure of a major electronic component).
    Internal Controls for Risk Management and Legal Compliance: an effective system of internal controls for risk management and legal compliance requiring systematic methods for identifying, analyzing, mitigating, monitoring and reporting on risks and legal compliance. A key first step clearly designates and documents roles and responsibilities for risk management and legal compliance oversight and implementation within each business division.
    Legal Risk: A risk involving legally sensitive issues (e.g. a potential violation of a law or regulation, potential litigation liability, etc.)

Buying and Selling CYBD Shares - Policy 9
  Purpose

  To give clear guidance to CYBD employees on the standard of practice to be followed when buying and selling shares of CYBD, if the employee is in possession of Insider Information that could affect the share price of CYBD.

  Scope

This policy applies to:

    The Board of Directors of CYBD;
    Key Employees (employees considered by CYBD as likely to have access to Insider Information or employees owning incentive stock options); if you are a Key Employee you will be so informed in writing by a CYBD executive:
    All other CYBD employees;
    The family members of Board of Directors of CYBD and Key Employees.

  Policy

    To disallow buying or selling of CYBD shares by the members of the Board of Directors and employees of CYBD who possess Insider Information, pursuant to SEC rules and Sarbanes-Oxley Act. However, Board of Directors and employees can buy and sell CYBD shares when such information is made public.

    Standards of Practice

      No employee may buy or sell CYBD securities if he or she is in possession of Insider Information about CYBD. In addition, family members (spouse and children under 18) may not deal if the employee or family member in possession of Insider Information about CYBD.
      Employees and family members may not trade in the securities of another company with which CYBD is doing business or negotiating if the employee or family member is in possession of Insider Information in relation to such company.
      Members of CYBD Board of Directors together with Key Employees must not buy or sell in CYBD securities if he or she is in possession of Insider Information about CYBD. However, Board of Directors and Key Employees can buy and sell CYBD shares when such information is made public. Section 16(a) of the Securities Exchange Act of 1934, as amended (the "1934 Act"), requires CYBD's Directors and Executive Officers, and persons who own more than ten (10%) percent of a registered class of CYBD's equity securities, to file with the Securities and Exchange Commission (the "Commission") initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of CYBD. Reporting persons are required by Commission regulations to furnish CYBD with copies of all Section 16(a) forms they file. Pursuant to Sarbanes-Oxley Act, such changes in ownership of CYBD securities shall be filed within 4 business days of the transaction date. Should an employee or a Board of Director need assistance in such filing, he or she may contact the Chief Financial Officer. Each member of the Board of Directors and all officers must submit or have on file with CYBD in the form of a questionnaire that details the CYBD securities beneficially held; held by members of the family; other directorships; change in control; transactions with CYBD; involvement with legal proceedings; business relationships between Directors and significant customers, suppliers and creditors of CYBD; and affiliation with counsel, accountants and investment banking firms.
      Employees shall not pass on Insider Information at any time to any other person, inside or outside CYBD, or encourage them to buy or sell securities of CYBD or any other company on the basis of such information even if the employee does not profit directly from the arrangement. The same principal applies if an employee is in possession of Insider Information relating to any other companies.
      Employees who exercise stock options cannot sell the underlying shares so long the employee is in possession of Insider Information.
    Sanction

  Failure by any CYBD employee to observe the CYBD standards of practice may result in disciplinary action, up to and including termination of employment. It may also constitute a civil and/or criminal offense.

  Responsibility
    All CYBD employees are responsible for compliance with this policy.
    Senior management of CYBD are ultimately responsible for ensuring this policy is communicated to all of their employees.
  Definitions
    Insider Information: Insider Information refers to hard facts about CYBD or its business or other companies with which CYBD is doing business or negotiating that are not generally known to the public but would be likely, if known generally, to affect the share price of CYBD or of those other companies. It does not matter how an individual came to possess such information - whether in his or her job or from a colleague or friend. Such information may include (but not limited to):
    Financial forecasts and financial results before their announcement;
    Dividend information, including changes in dividend policy;
    Acquisitions and disposals;
    Major restructuring programs;
    Capital structure changes, including redemption of securities;

    Changes to the Board of Directors or other major managerial positions;

    Significant product news, including discoveries, regulatory approvals and licensing deals; and

    Significant potential litigation